UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	October 7, 2005
Date of earliest event reported:	October 3, 2005

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

Letter Agreement between OfficeMax Incorporated and Don Civgin

On September 19, 2005, OfficeMax Incorporated (the “Company”) entered into a Letter Agreement with Don Civgin (the “Executive”), effective October 3, 2005, to serve as the Company’s Executive Vice President, Finance.  Pursuant to the Letter Agreement, Executive is expected to assume the title of chief Financial Officer in November 2005.

Pursuant to the Letter Agreement, Executive’s initial base salary will be $475,000 per annum.  Executive will be eligible to participate in the Company’s annual cash incentive compensation plan.  Awards under this plan are granted pursuant to the 2003 OfficeMax Incentive and Performance Plan (the “Plan”).  Executive will be eligible to receive a specified percentage of his base salary if targets and performance measures set by the Compensation Committee of the Board are achieved.  The Executive’s annual target cash incentive shall equal at least 55% of his annual base salary in effect at the beginning of the applicable fiscal year.  The performance measures applicable to the Company’s 2005 plan are: same store sales growth, return on sales and EBIT dollars.  Executive will be guaranteed a 2005 bonus, at not less than 55% of his base salary, which will be pro-rated based on Executive’s start date.  Executive will also receive restricted stock units and stock options, on the terms set forth in their respective award agreements, described below.

Executive will be eligible to receive twelve months of severance under the Company’s severance policy applicable to executive officers, if he is terminated involuntarily, and not for disciplinary reasons.   The Executive will be entitled to participate in the Company’s benefit plans and programs on the same terms as other senior officers of the Company.

The Letter Agreement is included in this filing as Exhibit 10.1 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Restricted Stock Unit Award Agreement Between the Company and the Executive

On October 4, 2005 (the “Grant Date”), the Company entered into a Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) with the Executive in order to grant Restricted Stock Units (the “Award”) pursuant to the Plan.  The Award consists of 38,000 restricted stock units, at no cost to the Executive.  One third of the Restricted Stock Units shall vest and be paid in Company common stock on each of the first three anniversaries of the Grant Date, subject to possible deferral in the circumstances described in the RSU Award Agreement.  If the Executive terminates employment for any reason prior to the third anniversary of the Grant Date, the restricted stock units which have not vested will be forfeited.  In the event of a change in control, as defined in the RSU Award Agreement, the vesting of the Award may accelerate under certain circumstances described in the RSU Award Agreement.

The RSU Award Agreement is included in this filing as Exhibit 10.2 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Nonstatutory Stock Option Award Agreement Between the Company and the Executive

On October 4, 2005 (the “Award Date”), the Company entered into a Nonstatutory Stock Option Award Agreement (the “Stock Option Agreement”) with the Executive in order to grant a stock option pursuant to the Plan.  The Stock Option Agreement provides the Executive the right to purchase 50,200 shares of Company common stock at a price of $30.70 per share.  On each of the first three anniversaries of the Award Date, the option shall become exercisable with respect to one-third of the shares subject to the option.  If the Executive terminates employment for any reason prior to the third anniversary of the Award Date, the portion of the stock option which has not vested will be forfeited.  The stock option must be exercised on or before the earliest of (a)  the tenth anniversary of the Award Date; (b) five years after the Executive retires (after attaining age 55 and completing 10 years of service with the Company), dies, or becomes totally and permanently disabled, provided that the Executive has not, as of the date of the exercise of the stock option, commenced employment with any competitor of the Company (as defined in the Stock Option Agreement); and (c) three months after the Executive terminates employment for any other reason.  The option will be cancelled immediately if Executive is terminated for disciplinary reasons as defined in the Stock Option Agreement.  In the event of a change in control, as defined in the Stock Option Agreement, the vesting of the option may accelerate under certain circumstances described in the Stock Option Agreement.

The Stock Option Agreement is included in this filing as Exhibit 10.3 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Change in Control Agreement

On October 3, 2005, the Company entered into a change in control agreement (the “Change in Control Agreement”) with the Executive that is substantially similar to change in control agreements available to the Company’s other senior executives.  The form of those agreements was filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and described in the Company’s Report on Form 8-K dated March 17, 2005, under the heading “Change in Control (Severance) Agreements.”

Nondisclosure and Noncompetition Agreement

On October 3, 2005, the Company entered into a nondisclosure and noncompetition agreement (the “Agreement”) with the Executive.  This Agreement requires the Executive to refrain from divulging confidential information of the Company during the course of his employment, except as is necessary to discharge his duties, and after termination of employment.  The Agreement also subjects Executive to an agreement not to be employed in the same or similar capacity as he was employed by OfficeMax during the term of his employment and for a period of 12 months thereafter for a competitor (as described in the Agreement) in North America.  During employment and for two years after termination, Employee agrees not to solicit current or certain former customers, current or certain former employees or suppliers of the Company.  The Agreement also contains a standard non-disparagement clause.

The Agreement is included in this filing as Exhibit 10.4 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 3, 2005, the Executive joined the Company as Executive Vice President, Finance.  Following a transition period expected to last until November 2005, the Company’s current chief financial officer, Ted Crumley, will step down and the Executive is expected to become chief financial officer of the Company.

Prior to his election as Executive Vice President, Finance of the Company, the Executive, 44, served as vice president and chief financial officer of General Binding Corporation; a designer, manufacturer and distributor of branded office equipment, related supplies and laminating equipment and films; from January 2002 to September 2005.  From early 1997 to May 2001, the Executive was senior vice president – finance and senior vice president – merchandising operations of Montgomery Ward.

Since the beginning of the Company’s last fiscal year, the Company has sold office products to General Binding Corporation, the Executive’s former employer, and purchased products from General Binding Corporation.  These transactions were entered into in the ordinary course of business and involved the purchase of goods at arms-length negotiated rates.

Item 9.01            Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1	Letter Agreement between the Company and Don Civgin

Exhibit 10.2	Restricted Stock Unit Award Agreement between the Company and Don Civgin

Exhibit 10.3	Nonstatutory Stock Option Award Agreement between the Company and Don Civgin

Exhibit 10.4	Nondisclosure and Noncompetition Agreement between the Company and Don Civgin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2005

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description
Exhibit 10.1	Letter Agreement between the Company and Don Civgin
Exhibit 10.2	Restricted Stock Unit Award Agreement between the Company and Don Civgin
Exhibit 10.3	Nonstatutory Stock Option Award Agreement between the Company and Don Civgin
Exhibit 10.4	Nondisclosure and Noncompetition Agreement between the Company and Don Civgin